                                                                   EXHIBIT 10.59

                       AGREEMENT RESPECTING TERMINATION
                       OF EMPLOYEE-EMPLOYER RELATIONSHIP

     THIS AGREEMENT Regarding Termination of Employee-Employer Relationship (this "Agreement") is made as of the 6th day of November, 1997, by and between PARAGON HEALTH NETWORK, INC., a Delaware corporation ("Paragon") (as used herein, the term "Company" includes Paragon and all its Affiliates (as defined below), including, without limitation, GranCare, Inc., a Delaware corporation ("GranCare"), and all its subsidiaries), and KEITH KREIN, an individual resident of the State of Texas (the "Employee").

                              STATEMENT OF FACTS

     Pursuant to the terms of an employment agreement executed by the Employee on December 22, 1995 and by Living Centers of America, Inc. ("LCA"), and LC Management Company (the "Employment Agreement") on December 27, 1995, Employee has served in an executive capacity with LCA, a predecessor to Paragon. The Employment Agreement has been modified by the Board of Directors of LCA and through other oral understandings. In light of the fact that the Company and the Employee have agreed that the Employee's employment with the Company terminated as of November 4, 1997, the Company and Employee wish to clarify the terms of the Employment Agreement.

     In terminating the employee-employer relationship between the Company and the Employee, the Company recognizes that the Employee possesses valuable information and skills, which if used in competition with the Company would have a significant and detrimental effect on the Company's business and prospects. The Company also owns or has access or rights to certain confidential and proprietary information, which information is vital to the success of the Company. The Company wishes to protect and maintain this information, which has been developed by or which has become known to Employee during Employee's employment by the Company and which, if disclosed to the Company's competitors or if used in a competitive way, would be detrimental to the Company's business.

     Furthermore, the Company employs individuals and engages other employees and consultants in which it has invested or will invest substantial time and money in training in ways to make the Company competitive and successful, and such employees and consultants possess important skills and knowledge which have been obtained by them during their employment or engagement, and the Company wishes to protect and maintain its relationships with its employees and consultants in order to further its business.

     In recognition of these facts, the Company and the Employee wish to clarify and supercede the terms of the Employment Agreement to better reflect the parties understanding of their relative rights and duties with respect to their post-employment relationship.

                              STATEMENT OF TERMS

     In consideration of the covenants and undertakings and the releases contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employee and the Company agree as follows:

     1.   SEPARATION.   Employee acknowledges that his last day of employment
with the Company was November 4, 1997. Employee's employment records will show that he resigned from the Company.

     2.   CONSIDERATION.

          (a) In consideration of the termination of the Employment Agreement and in consideration of Employee's past services to the Company, the Company will pay to Employee the following:

               (i) The sum of $430,000.00, payable in one lump sum immediately following the execution of this Agreement;

               (ii) The payment of $22,000.00 in lieu of Company provided medical and life insurance benefit continuation in one lump sum immediately upon the execution of this Agreement;

               (iii) Employee may retain medical journals, periodicals and textbooks in his office;

               (iv) All stock options granted to Employee under the Living Centers of America, Inc. 1992 Stock Option Plan, as amended (the "Option Plan"), will be cashed out as provided in the merger agreement among LCA, GranCare, Inc., and Apollo Advisors, L.P.,

               (v) If the Employee is liable for the payment of any excise tax (the "Basic Excise Tax") because of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or a successor or similar provisions, with respect to any payments for benefits received or to be received from the Company, whether provided under this Agreement or otherwise, the Company shall pay the Employee an amount (the "Special Reimbursement") which, after payment by the Employee, (or on the Employee's behalf) of any federal, state and local taxes applicable thereto, including, without limitation, any further excise tax under such Section 4999 of the Code, on, with respect to or resulting from the Special Reimbursement, equals the amount of the Basic Excise Tax. The Employee shall not take any position inconsistent with the Company's treatment of any payment to the Employee pursuant to this Agreement or otherwise from the Company, its affiliates, predecessors and successors, for purposes of the excise tax imposed pursuant to Code Section 4999 or a successor or similar provision. In the event that the Employee receives actual notice from the Internal Revenue Service of an audit, deficiency, assessment or other challenge (a "Dispute") relating to the treatment under Code Section 280G or 4999 of the amounts paid to the Employee pursuant to this Agreement or any other payments he receives from the Company, its predecessors or successors, the Employee shall promptly notify the Company of such Dispute. The Company shall promptly appoint qualified legal and/or accounting representatives to represent the Employee in connection with the Dispute and shall pay their fees and expenses, and shall have the right to control all matters with respect to the Dispute. Notwithstanding the foregoing, the Company reserves the right to settle the Dispute at its discretion. The Employee covenants and agrees that he shall pay the amount of the Special Reimbursement to the appropriate taxing authorities as soon a possible following his receipt of the Special Reimbursement payment from the Company; and

               (vi) THE COMPANY AGREES TO DEFEND THE EMPLOYEE WITH RESPECT TO THE DISPUTE AND TO INDEMNIFY AND HOLD THE EMPLOYEE HARMLESS FROM ANY AND ALL TAXES, INTEREST AND PENALTIES THAT THE EMPLOYEE MAY INCUR IN CONNECTION WITH ANY DISPUTE THAT IS DIRECTLY RELATED TO THE PAYMENT (OR NONPAYMENT) OF A SPECIAL REIMBURSEMENT AND/OR THE BASIC EXCISE TAX, IF THE EMPLOYEE'S POSITION IN SUCH DISPUTE IS CONSISTENT WITH THE COMPANY'S TREATMENT OF THE PAYMENTS MADE PURSUANT TO THIS AGREEMENT. SUCH INDEMNIFICATION SHALL APPLY IN THE CIRCUMSTANCES DESCRIBED ABOVE EVEN IF SUCH ACTION OR INACTION IS CONSIDERED A NEGLIGENT ACT OR OMISSION OF THE EMPLOYEE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL THE COMPANY INDEMNIFY THE EMPLOYEE FOR ANY TAXES, PENALTIES OR INTEREST WHICH ARE ATTRIBUTABLE TO THE BREACH BY THE EMPLOYEE OF THE COVENANT CONTAINED IN THE LAST SENTENCE OF PARAGRAPH (V) HEREOF REGARDING THE PROMPT PAYMENT OF THE AMOUNT OF THE SPECIAL REIMBURSEMENT PAYMENT TO APPROPRIATE TAXING AUTHORITIES.

          (b) In consideration for the covenant contained in Sections 3 and 17 hereof, the Company will pay to Employee the following amounts: $240,000.00 immediately after the execution of the Agreement and $50,000.00 on November 1, 1998.

     3.   RESTRICTIVE COVENANTS.

          (a)  Agreement Not to Solicit Employees or Consultants. For a period
               -------------------------------------------------
     of two (2) years following the date hereof, Employee shall not, either directly or indirectly, on Employee's own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by the Company, whether or not such

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

     employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement for a determined period of time or at will, or any consultant engaged by the Company.

          (b)  Noncompetition. During the period of one hundred eighty (180)
               --------------
     days following the November 4, 1997, Employee shall not, directly or indirectly, undertake, engage in or perform for any Competing Business in the Territory any of the same types of services which have been performed by Employee on behalf of the Company. The provisions hereof shall not prevent Employee from owning as much as three percent (3%) of the issued and outstanding publicly traded shares of any Competing Business.

          (c)  Restrictions on Use and Disclosure of Company Information.
               ---------------------------------------------------------
     Employee agrees that, with respect to Confidential Information, for a period of one (1) year following the date hereof and, with respect to Trade Secrets, for so long as such Company Information qualifies as a trade secret under applicable law:

               (i) Employee will receive and hold all the Company Information in trust and in strictest confidence;

               (ii) Employee will protect the Company Information from disclosure and will in no event take any action causing any of the Company Information to lose its character as Company Information, or fail to take the action necessary in order to prevent any Company Information from losing its status as Company Information; and

               (iii) Employee will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Company Information to any third party without the prior written consent of the Company, which may be withheld in the Company's absolute discretion.

          (d)  Return of Materials. All Materials are the property of the
               -------------------
     Company. Employee will not remove from the Company's premises or copy or reproduce any Materials (except as Employee's employment by the Company shall require), and Employee will leave with the Company, or immediately return to the Company, all Materials or copies or reproductions thereof in Employee's possession, power or control.

          (e)  Copyrights.
               ----------

               (i) Employee agrees that any Works created by Employee in the course of Employee's duties as an employee of the Company are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Works that have been or will be prepared by Employee within the scope of Employee's employment with the Company will be the property of the Company. Employee acknowledges and agrees that, to the extent the provisions of Title 17 of

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

          the United States Code do not vest in the Company the copyrights to any Works, Employee hereby assigns to the Company all right, title and interest to copyrights which Employee may have in the Works.

               (ii) Employee must disclose to the Company all Works referred to in Section 4(e) and will execute and deliver all applications, registrations, and documents relating to the copyrights to the Works and will provide assistance to secure the Company's title to the copyrights in the Works. The Company will be responsible for all expenses incurred in connection with the registration of all such copyrights that it decides to register.

               (iii) Employee has no ownership rights in any Works.

          (f)  Definitions. As used in this Section 3, the following terms shall
               -----------
     have the following meanings:

               (i)   "Affiliate" means any business entity that controls, is
                      ---------
          controlled by, or is under common control with Paragon.

               (ii)  "Business of the Company" means the business of owning
                      -----------------------
          and/or operating skilled nursing facilities, an institutional pharmacy business and the provisions of management services to physician practices.

               (iii) "Company Information" means Confidential Information and
                      -------------------
          Trade Secrets.

               (iv)  "Competing Business" means the skilled nursing facility
                      ------------------
          business, institutional pharmacy business or the provision of management services to physician practices business; provided, however, the activities of American Geriatric Management Services, Inc., which is seventy-five percent (75%) owned by a subsidiary of the Company shall not be deemed to be a Competing Business.

               (v)   "Confidential Information" means confidential data and
                      ------------------------
          confidential information relating to the business of the Company (which does not rise to the status of a trade secret under applicable law) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through Employee's employment with the Company and which has value to the Company and is not generally known to its competitors and which is designated by the Company as confidential. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by the Company, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

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

               (vi)   "Materials" means all documents or tangible or intangible
                       ---------
          materials, including computer data, provided to or obtained by Employee during the course of employment by the Company which contain the Company Information.

               (vii)  "Territory" means any state in the United States of
                       ---------
          America where the Company has operations.

               (viii) "Trade Secrets" means information of the Company, without
                       -------------
          regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

               (ix)   "Work" means a copyrightable work of authorship, including
                       ----
          without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

          (g)  Remedies. Employee agrees that the covenants contained in
               --------
     Subsections (a), (b), (c), (d) and (e) of this Section are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the business, interests and properties of the Company, and that irreparable loss and damage will be suffered by the Company should Employee breach any of such covenants. Therefore, Employee agrees and consents that, in addition to all other remedies provided at law or in equity, the Company shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of such covenants, and Employee shall be obligated to return to the Company that portion of the consideration provided in Section 4 which is attributable to the covenant which was breached and which is prorated based on the period during which such breach was in effect. The existence of any claim, demand, action or cause of action of Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein. No action or monetary penalty (other than injunctive relief or a temporary restraining order) may be taken against the Employee, however, until the Company has provided the Employee with notice of breach of such provisions and a five (5) day opportunity to cure such alledged breach.

     4. SEVERABILITY. The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other and remaining provisions of this Agreement, and that the invalidity or unenforceability of any Agreement provision shall not affect the validity and enforceability of any other provision or provisions of this Agreement. Further, if

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any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such provision and any applicable law or public policy, such provision shall be valid and enforceable to the extent such provision is consistent with such law or public policy.

     5. CONSULTING SERVICES. Employee agrees that following the date hereof, other than death or a permanent disability that prevents Employee's cooperation, Employee shall, upon reasonable notice from the Company, (i) furnish such information and give such assistance to the Company in any controversy or matter involving any controversy or actual or potential litigation as may reasonably be requested by the Company, (ii) discuss with the Company's personnel or advisors any events that involved LCA and its subsidiaries during Employee's employment by the Company, and (iii) help the Company in its search for a new Director of Medical Services and to establish the office of Chief Medical Officer. Employee shall not be required to perform more than twenty (20) hours per month in the performance of consulting services hereunder. In consideration for Employee's services pursuant to this Section 5, the Company shall pay to Employee the sum of $100,000.00, payable in four quarterly installments of $25,000 each, with the first installment being payable on or before November 7, 1997 and subsequent installments payable on January 31, 1998, April 30, 1998 and July 31, 1998. The Company shall compensate Employee for all reasonable expenses incurred while so assisting the Company. Employee is not obligated to assist in any controversy or litigation between the Company and Employee.

     6. NOVATION AND WAIVER. This Agreement supercedes and replaces the Employment Agreement, as well as any other amendments or modifications thereto, all of which shall be and become null and void as to all parties thereto. The Company shall have no obligation to pay any other consideration to Employee except as provided in this Agreement.

     7. FURTHER ACTION. The parties agree to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

     8. NOTICES. Any notice, request, demand, or other communication required to be given hereunder shall be made in writing and shall be deemed to have been fully given if personally delivered or if mail by overnight delivery to the parties at the following addresses, or at such other addresses as shall be given in writing by either party to the other party hereto:

     If to the Company:

          Paragon Heath Network, Inc.
          One Ravinia Drive
          Suite 1500
          Atlanta, Georgia 30346
          Attn: Susan Whittle, Esq.

     With a copy to:

          Powell, Goldstein, Frazer & Murphy LLP
          191 Peachtree Street, N.E.
          Sixteenth Floor
          Atlanta, Georgia 30303-1740
          Attn: Richard Miller, Esq.

     If to Employee:

          Keith Krein
          963 Enclave Parkway
          Houston, Texas 77077

     9. ASSIGNMENT. This Agreement and the rights and obligations of the Company hereunder may be assigned by the Company and shall inure to the benefit of, shall be binding upon, and shall be enforceable by any such assignee. This Agreement and the rights and obligations of Employee hereunder may not be assigned by Employee.

     10. WAIVER. No consent or waiver by a party with respect to any breach or default by the other party hereunder shall be effective unless in writing, and no such waiver or consent shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such party of the same provision or any other provision of this Agreement. Failure on the part of a party to complain of any act or failure to act of the other party or to declare such other party in default shall not be deemed or constitute a waiver of any rights hereunder.

     11. GOVERNING LAW. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.

     12. INTERPRETATION. Should any provision of this Agreement require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Agreement shall not apply the assumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The parties acknowledge and agree that they and their agents have each participated equally in the negotiations and preparation of this Agreement, and Employee acknowledges that Employee has had the opportunity to consult legal counsel regarding the terms hereof.

     13. CONSENT TO JURISDICTION. Each party (i) submits to personal jurisdiction in the State of Texas for the enforcement of this Agreement, and
(ii) waives any and all rights under the laws of any state to object to jurisdiction within the State of Texas for the purposes of litigation to enforce this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent a party from bringing any action against the other party within any other state or country. Initiating such proceeding or taking such action in any jurisdiction shall not constitute a

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

waiver of the agreement that the laws of the State of Texas shall govern or of the submission made by a party to personal jurisdiction within the State of Texas.

     14. HEADINGS. Titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or extend or describe the scope of this Agreement or the intent of any provision contained in this Agreement.

     15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties on the subject matter herein. No amendment or modification of this Agreement shall be valid or binding upon the Company or Employee unless made in writing and signed by the parties hereto. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

     16. NON-ADMISSION. Employee agrees and acknowledges that neither this Agreement nor the Company's offer to enter into this Agreement should be construed as an admission by the Company that it has acted wrongfully towards Employee or anyone else, and that the Company expressly denies any liability to or having engaged in any wrongful acts or omissions against Employee.

     17. STATEMENTS REGARDING THE COMPANY. Employee and the Company agree not to make any written or verbal statements in any form concerning the other or as to the Company, its predecessors, Living Centers of America, Inc. and GranCare, Inc., the Employee's employment with the Company and its predecessors, or the termination of his employment with the Company to any person or entity if such statements are injurious or inimical to the best interests of the Company or Employee. Employee acknowledges that he has no knowledge of any actions or inactions by any current or former directors, officers, employees or agents of the Company (or any related entity) which he believes could possibly constitute a basis for a claimed violation of any federal, state or local law, any common law or any rule promulgated by an administrative body which might have jurisdiction over the Company. The Company acknowledges that it has no knowledge of any actions or inactions by the Employee which it believes could possible constitute a basis for a claimed violation of any federal, state or local law, any common law or any rule promulgated by an administrative body which might have jurisdiction over the Employee or the Company.

     18. CONFIDENTIALITY. Employee agrees to keep the terms, conditions and fact of this Agreement completely confidential and not to disclose any information concerning this Agreement to any other person, except Employee's immediate family, personal financial advisor, tax advisor and attorney, provided they agree to keep this information confidential. Without limiting the generality of the foregoing, Employee will not respond to or in any way participate in or contribute to any public discussion, notice or publicity concerning or in any way related to the execution of this Agreement or the events (including any negotiations) which led to its execution. In addition, without limiting the generality of the foregoing, Employee specifically agrees not to disclose information regarding this Agreement or the fact of this Agreement to any other current or former employee of the Company. Employee agrees that the disclosure by him of the fact of this Agreement or any of its terms and conditions in violation of the foregoing will constitute a breach of this Agreement.

     19. MERGER OF UNDERSTANDING. This Agreement constitutes and contains the entire agreement and understanding concerning Employee's employment, the termination thereof and the other matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. This Agreement shall not be modified, altered, changed or amended in any respect unless in writing and signed by both parties. Notwithstanding the foregoing, in no event shall this Agreement be construed to change, alter or limit the Company's obligations to the Employee;

          (i) under any existing employee benefit plan or programs, the benefits under which shall continued to be governed in accordance with their terms;

          (ii) for payment to the Employee of his base salary through his last day of employment with the Company;

          (iii) the payment of accrued, but unused, vacation of the Employee through the Employee's last day of employment;

          (iv) for the payment of a prorated bonus for the fiscal year of termination; and

          (v) for the bonus which is owed to the Employee under the Company's bonus plan for the 1997 fiscal year.

     20. EXPENSES. The Company shall reimburse Employee for his reasonable legal expenses incurred in connection with his entering into this Agreement within ten (10) days of presentation to the Company of invoice for such expenses. Additionally, the Company shall reimburse the Employee up to $500 for independent professional fees related to the review of any Special Reimbursement payment described in Section 2(a)(vi) hereof.

     21. EMPLOYEE'S FURTHER ACKNOWLEDGMENTS. EMPLOYEE ACKNOWLEDGES AND REPRESENTS THAT HE HAS READ AND ACCEPTS AND AGREES TO THE PROVISIONS OF THIS AGREEMENT AND HAS HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH INDIVIDUALS OF EMPLOYEE'S OWN CHOICE. EMPLOYEE EXECUTES THIS AGREEMENT VOLUNTARILY WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

     IN WITNESS WHEREOF, Paragon and Employee have each executed and delivered this Agreement as of the date first shown above.


                                        EMPLOYEE:

                                        /s/ Keith Krein
                                        --------------------------------------

                                        Print Name:   Keith Krein
                                                   ---------------------------

                                        THE COMPANY:

                                        PARAGON HEALTH NETWORK, INC.

                                            /s/   KEITH B. PITTS
                                        By:___________________________________
                                        Print Name:  Keith B. Pitts
                                        Title: Chief Executive Officer

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